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                               AMENDMENT NO. 1

                          TO AFFINITY CARD AGREEMENT

                  THIS AMENDMENT (this "Amendment") is made this 29th day of December, 1995, by and between BLOCK FINANCIAL CORPORATION, a Delaware corporation, and COLUMBUS BANK AND TRUST COMPANY, a bank organized under the laws of the State of Georgia ("CB&T").

                  WHEREAS, the parties hereto are parties to that certain Affinity Card Agreement dated March 1, 1993 (the "Affinity Card Agreement"); and

                  WHEREAS, the parties hereto desire to amend the Affinity Card Agreement to, among other things, (i) extend the term thereof, (ii) modify the purchase and sale of receivables provisions, and (iii) reflect the fact that BFC has discontinued its H&R Block Value Card and Interim Card programs;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties hereby agree as follows:

                  1. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Affinity Card Agreement.

                  2. Section 1 of the Affinity Card Agreement is hereby amended as follows:

                  (a) The definition of "Credit Card" or "Card" is deleted therefrom in its entirety and inserted in lieu thereof is the following:

                  "`Credit Card' or `Card' shall mean each CompuServe Card or such other MasterCard and/or Visa Card issued hereunder by CB&T and bearing such name or logo as requested by BFC and approved by CB&T pursuant to Section 2.1 herein."

                  (b) The definitions of "H&R Block Value Card," "Value Card," and "Interim Card" are deleted therefrom in their entirety.

                  3. Section 2.1 of the Affinity Card Agreement is hereby amended by deleting the last sentence thereof in its entirety and inserting in lieu thereof the following:

         "Subject to the Operating Regulations (as defined in Section 2.12 hereof) and the terms of Section 2.10 herein, each Credit Card shall have on the front thereof the name, logo and/or trademark of CompuServe Card or such other name, logo and/or trademark requested by BFC and approved by CB&T (which approval shall not be unreasonably withheld or delayed) and shall be of a design approved by CB&T, BFC and MasterCard or Visa, as applicable."

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                  4. Section 3.1(a) of the Affinity Card Agreement is hereby amended as follows:

                  (a) Subclause (a) of paragraph (iv) is amended by deleting therefrom the phrase "for the H&R Block Value Card program and such other amount as may be mutually agreed upon by the parties with respect to the Interim Card and CompuServe Card programs."

                  (b) Subparagraphs (vi) and (vii) are deleted therefrom in their entirety and inserted in lieu thereof is the following:

                      (vi) "CB&T Return" shall mean with respect to a particular month such dollar amount which, when divided by the daily average of: (x) $5,000,000 and (y) 10% of the amount by which the Credit Card Receivables exceed $5,000,000, will produce a quotient of the decimal equivalent (when carried two places to the right of the decimal point) of the percentage that, when reduced by the tax rate to which Synovus is subject, which tax rate shall be fixed for each monthly period, will produce an annual return of 1.5%; provided, however, that if the CB&T Return for each six-month period ending on August 31 or February 28 or 29 (as the case may be) is less than $50,000, the CB&T Return shall be increased to $50,000 for such period. As of December 31, 1993, such amount is $10,485.59 and was calculated as indicated on Exhibit C to this Agreement.

                  (c) Subparagraphs (viii) and (ix) are hereby renumbered as
(vii) and (viii) respectively.

                  5. Section 3.2 of the Affinity Card Agreement is hereby amended by deleting the amount "$5,000,000" and inserting in lieu thereof the amount "$1,000,000."

                  6. Section 4.1(a) of the Affinity Card Agreement is hereby amended by deleting from the first sentence thereof the amount "$5,000,000" from each place where it appears therein and inserting in lieu thereof the amount "$1,000,000."

                  7. Section 5.3 of the Affinity Card Agreement is hereby amended by deleting from the first sentence thereof the phrase "H&R Block Value Card, Interim Card or."

                  8. Section 8.1(a) of the Affinity Card Agreement is hereby amended as follows:

                  (a) The first sentence thereof is amended by deleting the date "June 30, 1995" and inserting in lieu thereof the date "July 1, 1998."

                  (b) The second sentence thereof is deleted therefrom in its entirety and inserted in lieu thereof is the following:

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         "After the Initial Term, this Agreement shall be executed for renewal terms of two (2) years each ("Renewal Term"), unless one party notifies the other party of its intent to terminate this Agreement at least 270 days prior to the end of the Initial Term or any Renewal
 Term."

                  9. Notwithstanding the provisions of this Amendment that reflect the fact that BFC has discontinued its H&R Block Value Card and Interim Card programs, BFC and CB&T hereby agree and confirm that (i) all representations and warranties made by BFC and CB&T in Article 6 of the Affinity Card Agreement with respect to the H&R Block Value Card and Interim Card remain in full force and effect, and (ii) the indemnification obligations of BFC and CB&T set forth in Article 8.2 of the Affinity Card Agreement with respect to Losses associated with the H&R Block Value Card and Interim Card remain in full force and effect.

                  10. Except as herein modified, the Affinity Card Agreement shall remain in full force and effect and is hereby confirmed in all respects.

                  11. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

                  12. This Amendment shall be effective as of the date hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BLOCK FINANCIAL CORPORATION                 COLUMBUS BANK AND TRUST
                                             COMPANY

By: /s/ G. Cotter Cunningham                By: /s/Russell D. Carreker
   -------------------------                   -----------------------
    G. Cotter Cunningham                        Russell D. Carreker
    Vice President, Credit                       Vice President
      Card Operations